Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Exhibit 10.13

AMENDMENT #7 to the AMENDED AND RESTATED

COLLABORATION AND LICENSE AGREEMENT

This Amendment #7 to the Amended and Restated Collaboration and License Agreement (“Amendment #7”), dated December 18, 2020 (the “Amendment #7 Effective Date”), is by and between Pioneer Hi-Bred International, Inc., with headquarters at 7100 NW 62nd Avenue, PO Box 1014, Johnston, Iowa 50131-1014, USA (“Pioneer”), and Caribou Biosciences, Inc., located at 2929 7th St., Suite 105, Berkeley, California 94710 (“Caribou Bio”) (Caribou Bio and Pioneer, each individually a “Party,” and together the “Parties”).

WHEREAS, the Parties have a signed an Amended and Restated Collaboration and License Agreement dated July 13, 2015 (which, as of July 13, 2015, [***] as amended by Amendment #1 to the Amended and Restated Collaboration and License Agreement, dated January 21, 2016; Amendment #2 to the Amended and Restated Collaboration and License Agreement, dated July 18, 2016; Amendment #3 to the Amended and Restated Collaboration and License Agreement, dated March 13, 2017; Amendment #4 to the Amended and Restated Collaboration and License Agreement, dated June 26, 2017; Amendment #5 to the Amended and Restated Collaboration and License Agreement, dated May 26, 2018; and Amendment #6 to the Amended and Restated Collaboration and License Agreement, dated June 2, 2019 (collectively, the “Agreement”); and

WHEREAS, the Parties desire to further amend the Agreement for clarification;

NOW, THEREFORE, in consideration of the mutual agreements contained in this Amendment #7, and for good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1.	All capitalized terms not defined in this Amendment #7 shall have the meanings set forth in the Agreement.

2.	New Section 9.3(c), added by Amendment #2, dated July 19, 2016 is hereby deleted in its entirety and replaced with the following Section 9.3(c), effective as of July 19, 2016:

[***]

3.	Section 9.2(b) of the Agreement hereby deleted in its entirety and replaced with the following Section 9.2(b), effective as of the Amendment #7 Effective Date:

[***]

4.	Except as explicitly set forth in this Amendment #7, no other terms of the Agreement are amended and all other such terms of the Agreement shall remain in full force and effect.

5.

This Amendment #7 may be executed in any number of counterparts, including facsimile or scanned PDF documents. Each such counterpart, facsimile or scanned PDF document shall be deemed an original instrument, and all of which, together, shall constitute one and the same executed Agreement.

IN WITNESS WHEREOF, the Parties have caused this Amendment #7 to the Amended and Restated Collaboration and License Agreement to be executed by their respective authorized representatives.

Pioneer Hi-Bred International, Inc.		Caribou Biosciences, Inc.

By: Name: Title:	/s/ Neal Gutterson Neal Gutterson Chief Technology Officer	By: Name: Title:	/s/ Rachel E. Haurwitz Rachel E. Haurwitz President and CEO

Date:	December 22, 2020	Date:	December 21, 2020